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                                 EXHIBIT 21.1
                            SOUTHWEST WATER COMPANY
                        SUBSIDIARIES OF THE REGISTRANT
                             As of March 27, 2002

                                                                           Jurisdiction of
Name of Subsidiary                                   Tax payer EIN         Incorporation        Parent
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
Suburban Water Systems                            95-1371870            California              Southwest Water Company
Water Suppliers Mobile Communication
Service                                           95-2394217            California              Suburban Water Systems
New Mexico Utilities                              85-0205040            New Mexico              Southwest Water Company
ECO Resources, Inc.                               74-1800544            Texas                   Southwest Water Company
Southwest Environmental Labs                      76-0155825            Texas                   ECO Resources, Inc.
Wastewater Rehabilitation, Inc.                   74-2894610            Texas                   Southwest Water Company
SW Utility Company                                76-0332193            Texas                   Southwest Water Company
Southwest Resource Management                     95-4169558            Delaware                Southwest Water Company
SOCI, Inc. (1)                                    95-4107357            Delaware                Southwest Water Company
SW Operating Services Co. (1)                     95-4107349            Delaware                Southwest Water Company
Inland Pacific Water Company                      33-0885458            Delaware                Southwest Water Company
Master Tek, International, Inc.                   84-1022702            Colorado                Southwest Water Company
Windermere Utility Company                        74-2371831            Texas                   Southwest Water Company
Hornsby Bend Utility Company                      74-2385749            Texas                   Southwest Water Company
Operations Technologies, Inc.                     58-2206883            Georgia                 Southwest Water Company
Metro H\\2\\O                                     74-2930957            Texas                   Southwest Water Company

     All above listed subsidiaries have been included in the Registrant's consolidated financial statements.

     (1) Inactive